SECURITY AGREEMENT
                                                  AMENDMENT #1



         This Security Agreement Amendment #1 is entered into as of this 15th day of April 2004 by and between Aptus Corp., a Delaware corporation ("Aptus") and Mark Andre ("Andre"). Aptus and Andre are referred to collectively herein as the "Parties".

         WHEREAS, the Parties have entered into a Security Agreement on January 23, 2004; and

         WHEREAS, the Parties desire to amend Section 2. Indebtedness; and

         WHEREAS, Section 2. shall be replaced in its entirety as follows:

2.       The Indebtedness

         For the purpose of this Agreement, "Indebtedness means all obligation and liability of Aptus to Andre, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, whether incurred directly or acquired by Andre by assignment or otherwise, under that certain Distribution Agreement, of even date, between Andre and Aptus and is secured by the collateral.


         IN WITNESS WHEREOF, the Parties hereto have executed the Security Agreement Amendment #1 on as of the date first above written.

Aptus Corp:

Aptus Corp.

By:     /s/ John P. Gorst

Name: John P. Gorst

Title: President


Andre:


/s/ Mark Andre


Mark Andre